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MATERIAL CONTRACTS
EXHIBIT 10.0 (I)





                                    ADDENDUM
                                       TO
                       JUNE 11, 1997 MANAGEMENT AGREEMENT
                       ----------------------------------








         This ADDENDUM to the Management Agreement executed by and between William J. Sickman (the "Executive") and Scott Technologies, Inc. (formerly known as Figgie International Inc. and hereinafter called the "Company") as of June 11, 1997 (the "Agreement") is entered into as of this 13th day of August, 1998, by and between the Company and the Executive.

         WHEREAS, as a result of the occurrence of certain events since the execution of the Agreement, it is desirable for the Company and the Executive to acknowledge that certain events have occurred and agree to modify the Agreement to include certain additional provisions and adjust certain existing provisions in order to take into account said events;

         NOW THEREFORE, in consideration of the foregoing, the Company and the Executive agree as follows:

                  (1) As of the date of this Addendum, the Company and the Executive agree that the Consolidated Revenues of the Company, as shown on the quarterly financial results distributed to shareholders, have been less than Seventy-Five Million Dollars for four (4) consecutive calendar quarters.

                  (2) As of the date of this Addendum, the Executive hereby rescinds his letter of May 6, 1998 to the Company's Chief Executive Officer (a copy of which is attached hereto as Exhibit A) regarding the freeze of his benefits under the Company's Senior Executive Benefits Program.

                  (3) Effective November 1, 1998 if the Executive has not given notice of his intent to quit the employ of the Company, the Executive agrees to the elimination of any and all of his benefits (including any which would be payable as a result of his death) under the Company's Senior Executive Benefits Program in exchange for the issuance, on November 1, 1998, of three thousand seven hundred


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sixty (3,760) stock options to the Executive pursuant to a Stock Option
Agreement (a copy of which is attached hereto as Exhibit B) under the Key Employees' Stock Option Plan which options shall have an option price equal to the value of the Company's Class A Common Stock at the close of business on October 30, 1998.

                  (4) Effective as of the date of this Addendum, the Company and the Executive hereby agree that Section 3.4 of the Agreement shall be deemed to be modified to read as follows:

                  "3.4 VOLUNTARY TERMINATION BY THE EXECUTIVE WITH GOOD REASON. In the event that the Executive terminates his employment with Good Reason as defined below in this Section 3.4, the Executive will be entitled to receive the Severance Benefits set forth in Section 3.7 hereof and, if he qualifies therefor, the Severance Pay set forth in
         Section 3.8 hereof. For purposes of this Agreement, an Executive shall be deemed to have terminated his employment for >Good Reason' if his termination of employment occurs prior to January 1, 1999 and he gives the Company advance written notice of his termination of employment at least sixty (60) days prior to his termination of employment and, in any event, by October 31, 1998."

                  (5) As of the date of this Addendum, the Company and the Executive agree that the proposed Amended and Restated Management Agreement for the Executive (a copy of which is attached hereto as Exhibit C) shall become effective as of November 1, 1998 unless the Executive provides written notice to the Company on or before October 31, 1998 of his intention to terminate his employment with the Company.

                  (6) This Addendum supersedes any contrary provisions of the Agreement.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Addendum to the Agreement as of the day and year first above written.




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SCOTT TECHNOLOGIES, INC.


By:           /s/
         -----------------

         Glen W. Lindemann

And:         /s/
         -----------------

         Debra I. Kackley

              /s/
         -----------------


         William J. Sickman
         ------------------






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